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                                                                   EXHIBIT 23.12

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

     As independent public accountants, we hereby consent to incorporation by reference in this Registration Statement on Form S-4 of Clear Channel Communications, Inc. (the "Registrant") of our report dated February 13, 1998, with respect to the balance sheets of Martin Media (a California limited partnership) as of December 31, 1997 and 1996 and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1997, and our report dated February 13, 1998, with respect to the balance sheets of Martin & MacFarlane, Inc. as of December 31, 1997 and 1996, and the related statements of income, retained earnings and cash flows for each of the two years in the period ended December 31, 1997 and the six month period ended December 31, 1995, which reports appear in the AMFM Inc. (formerly Chancellor Media Corporation) filing on Form S-4 dated June 8, 1999. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-4.

                                            /s/ ARTHUR ANDERSEN LLP

Bakersfield, California
June 1, 2000